UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    October 6, 2004

VERTEX PHARMACEUTICALS INCORPORATED

(Exact name of registrant as specified in its charter)

MASSACHUSETTS (State or other jurisdiction of incorporation)	000-19319 (Commission File Number)	04-3039129 (IRS Employer Identification No.

130 Waverly Street

Cambridge, Massachusetts  02139

(Address of principal executive offices) (Zip Code)

(617) 444-6100

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

                On October 6, 2004, the Board of Directors of Vertex Pharmaceuticals Incorporated determined the composition of the Audit Committee, the Governance and Nominating Committee and the Management Development and Compensation Committee of the Board of Directors for the upcoming year.

Effective as of that date:

(i)            the Audit Committee will consist of Eric Brandt (Chair), Bruce Sachs and Charles A. Sanders;

(ii)           the Governance and Nominating Committee will consist of Eric Brandt, Matthew W. Emmens, Charles Sanders (Chair) and Eve E. Slater; and

(iii)          the Management Development and Compensation Committee will consist of Roger Brimblecombe (Chair), Bruce Sachs and Elaine Ullian.

                Also on October 6, 2004, the Board of Directors voted to create a Science and Technology Committee of the Board of Directors.  The initial members of the Science and Technology Committee are Roger Brimblecombe (Chair), Stuart J.M. Collinson, Matthew W. Emmens and Eve E. Slater.

Item 8.01.              Other Events.

                See Item 5.02, above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTEX PHARMACEUTICALS INCORPORATED
(Registrant)

Date: October 13, 2004	/s/ Ian F. Smith
Ian F. Smith Chief Financial Officer